UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 2, 2012

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.         Entry into a Material Definitive Agreement.

On July 2, 2012, Micron Technology, Inc. (“Micron”) filed a Current Report on Form 8-K (the “8-K”) pursuant to Item 1.01 related to the entry into an Agreement on Support for Reorganization Companies (the “Sponsor Agreement”) with Nobuaki Kobayashi and Yukio Sakamoto, the trustees (the “Trustees”) of Elpida Memory, Inc. and its wholly-owned subsidiary, Akita Elpida Memory, Inc.   On July 31, 2012, Micron filed Amendment No. 1 to the 8-K (“Amendment No. 1”) to include a copy of the Sponsor Agreement as Exhibit 2.1 thereto.  Micron has filed this Amendment No. 2 to the 8-K to re-file the Sponsor Agreement to include certain provisions and attachments that had been omitted from the copy filed with Amendment No. 1 pursuant to a confidential treatment request and Item 601(b)(2) of Regulation S-K.

On October 29, 2012, Micron and the Trustees entered into an amendment to the Sponsor Agreement.  Micron filed a copy of the amendment as Exhibit 2.3 to its Current Report on Form 8-K filed on October 31, 2012.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*

English Translation of Agreement on Support for Reorganization Companies with Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. and its wholly-owned subsidiary, Akita Elpida Memory, Inc., dated July 2, 2012

*  Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.
Date:	October 31, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 2, 2012

Exhibit No.	Description
2.1*

English Translation of Agreement on Support for Reorganization Companies with Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. and its wholly-owned subsidiary, Akita Elpida Memory, Inc., dated July 2, 2012

*  Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.